Exhibit 10.18

FIRST AMENDMENT TO
UNANIMOUS SHAREHOLDER AGREEMENT

THIS AMENDING AGREEMENT is made as of this 21 day of December, 2022,

AMONG:

VILLAGE FARMS INTERNATIONAL, INC., a corporation existing under the laws of the Province of Ontario

– and –

10670715 CANADA INC., a corporation formed under the laws of Canada, and 10335258 CANADA INC., a corporation formed under the laws of Canada

– and –

ROSE LIFESCIENCE INC., a corporation formed under the laws of Canada (the “Corporation”)

RECITALS:

A.
The parties entered into a unanimous shareholder agreement (the “USA”) dated November 15, 2021 with respect to the Corporation; and
B.
The parties wish to amend the USA and enter into this Amending Agreement to amend the USA as provided herein.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.
Interpretation
(a)
All capitalized terms used but not otherwise defined in this Amending Agreement shall have the respective meanings given to them in the USA.
(b)
Except as otherwise expressly provided herein, the rules of interpretation set forth in the USA shall apply to this Amending Agreement.

2.
Amendments to USA
(a)
Section 4.2.1.2 of the USA is amended by deleting the text of that provision and replacing it with the following:

at any time following December 31, 2023 but no later than the date that is the earliest of (i) the date of filing of the Village Farms Financial Statements with respect to the previous Fiscal Year, and (ii) March 31, 2024, Village Farms shall be entitled, by Call Right Notice transmitted to any Management Shareholder and the Corporation, to elect to purchase up to thirty-four (34) percent of the

Corporation Securities then held by such Management Shareholder for the Call Right Price; and

3.
Representations and Warranties

Each of the parties represents and warrants as follows:

(a)
the execution and delivery of this Amending Agreement has been duly authorized by all necessary action on its part;
(b)
this Amending Agreement constitutes a valid and binding obligation of such party, enforceable against it in accordance with its terms; and
(c)
the execution and delivery of this Amending Agreement and compliance with the provisions hereof by it will not violate or conflict with, or constitute a breach under, its constating documents or applicable law.
4.
Confirmation of USA

On and after the date hereof, all references in the USA to “this Agreement” or like expressions shall be deemed to be references to the USA as amended by this Amending Agreement. The parties agree that, except and to the extent expressly amended by this Amending Agreement, the USA shall remain in full force and effect and the parties reserve all rights and remedies under the USA or otherwise. The parties agree and acknowledge that to the extent any terms or provisions of this Amending Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the USA, this Amending Amendment shall govern and control.

5.
Further Assurances

Each of the parties shall execute and deliver all such further documents and do such other things as the other parties may reasonably request to give full effect to this Amending Agreement.

6.
Severability

If any provision contained in this Amending Agreement or its application to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amending Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected, and each provision of this Amending Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

7.
Enurement

This Amending Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors, permitted assigns and heirs, estate, executors and legal personal representatives. No party may assign any of its rights or obligations hereunder except in accordance with the terms of the USA.

8.
Governing Law

This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein, without regard to conflict of law principles.

9.
Counterparts

This Amending Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

[Signature page follows]

Exhibit 10.18

IN WITNESS WHEREOF the parties have executed this Amending Agreement.

ROSE LIFESCIENCES INC.
By:	/s/ Davide Zaffino
Name: Davide Zaffino Title: CEO - Rose

VILLAGE FARMS INTERNATIONAL, INC.
By:	/s/ Stephen Ruffini
Name: Stephen Ruffini Title: EVP & CFO

10670715 CANADA INC.
By:	/s/ Davide Zaffino
Name: Davide Zaffino Title: President

10335258 CANADA INC.
By:	/s/ Brian Stevenson
Name: Brian Stevenson Title: President